Exhibit 10.1

SEVERANCE AGREEMENT

AND RELEASE

THIS SEVERANCE AGREEMENT AND RELEASE (the “Agreement”) is made and entered into as of the day and year set forth below, by and between Kenneth V. Huseman (hereinafter referred to as “Employee”) and Basic Energy Services, Inc. (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, Employee is currently employed by the Company pursuant to an Employment Agreement dated December 29, 2006 but effective December 31, 2006 (the “Employment Agreement”); and

WHEREAS, the Employee’s employment by the Company has been or is to be terminated for a reason other than Cause (as defined in the Employment Agreement); and

WHEREAS, Section 6(c) of the Employment Agreement provides that in order for Employee to receive certain severance benefits payable under the Employment Agreement, Executive must first execute an appropriate release agreement (on a form provided by the Company); and

WHEREAS, Employee and the Company mutually desire to avoid and resolve any and all actual and potential differences between them, including, without limitation, differences arising out of Employee’s employment with the Company;

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is mutually agreed as follows:

1.Termination.

(a)Employee’s employment with the Company shall terminate for Retirement (as defined in the Employment Agreement), which is also a termination other than for Cause (as defined in the Employment Agreement), effective September 30, 2013 (“Termination Date”).

(b)The Company has made (or will make) a final salary payment to Employee, less deductions for federal tax withholding, Social Security (FICA), Medicare and other deductions heretofore authorized by Employee (“Employee Authorized Deductions”).  The Company will pay to Employee the value of his accrued Paid Time Off, less Employee Authorized Deductions.

(c)Employee will receive the benefits to which Employee is entitled through the Termination Date under the terms and provisions of any benefit plans maintained by the Company.  Other than COBRA benefits as provided for in Section 6(b)(2) of the Employment Agreement, no benefits will accrue to Employee after the Termination Date under any benefit plan sponsored, maintained or contributed to by the Company.  Employee’s account under any plan of the Company will be valued and distributed to Employee in accordance with the terms and conditions of any such plan.

2.Severance Compensation.

Conditioned upon Employee’s faithful performance of the conditions and agreements hereinafter set forth, Employee’s waiver of all claims and release of the Company and its affiliates and representatives from liability and damages related in any way to Employee’s employment with or separation from the Company and its affiliates, and Employee’s non-revocation of the Agreement, the Company, pursuant to the terms of Section 6(b) of the Employment Agreement, will pay the Employee Four Million One Hundred Eighty-Nine Thousand Five Hundred Dollars ($4,189,500) which is 3.0 times the sum of (a) Employee’s annual Base Salary of $735,000 and (b) Employee’s current annual incentive target bonus for 2013 (0.90 x $735,000 or $661,500), less federal tax withholding, Social Security (FICA) and Medicare and Employee Authorized Deductions (the “Severance Amount”).  The Severance Amount will be paid to Employee no later than five (5) days after the eighth day following the date on which Employee executes this Agreement and returns it to the Vice President, Human Resources of the Company at:

Basic Energy Services, Inc.

Attention: James E. Tyner

801 Cherry Street, Suite 2100

Fort Worth, Texas 76102

In addition to the Severance Amount, the Company will provide the Employee with COBRA benefits (provided Employee makes timely election of such coverage) pursuant to Section 6(b)(2) of the Employment Agreement.  Employee acknowledges and agrees that he is not otherwise entitled to the separation compensation described in this Paragraph and that other than said compensation, he is not entitled to any other wages, bonuses, or benefits in connection with this termination or otherwise, other than those benefits set forth in the Retiree Stock Grant Agreement between the Company and Employee dated September 30, 2013.

3.Continuing Obligations of Employee.

By his execution hereof and receipt of the Severance Amount, Employee acknowledges that he will continue to be bound by the provisions of the Employment Agreement, including, but not limited to, Section 11 (Secret and Confidential Information), Section 12 (Duty to Return Company Documents and Property), Section 13 (Best Efforts and Disclosure), Section 14 (Inventions and other Works), Section 15 (Non Solicitation Restriction) and Section 17 (No Recruitment Restriction), all of which are hereby ratified and affirmed by Employee and which Employee agrees he will not challenge or violate.

4.Release and Waiver.

Employee, individually and for Employee’s heirs, personal representatives and assigns, hereby remises, releases and forever discharges the Company and its respective partners, shareholders, directors, officers, employees, agents and other representatives from any and all manner of causes of action, suits, debts, promises, damages, judgments, executions, claims, guarantees, warranties and demands whatsoever, in law or in equity, whether now known or unknown, if any, arising from, relating to, or in any way connected with, Employee’s employment with the Company, the termination of such employment, and/or any other facts or events occurring on or before the execution of this Agreement, except as herein specifically provided.  This release includes, but is not limited to, any claim for unemployment benefits, claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Civil Rights Act of 1991, Pub. L. No. 102-166 (1991), the Texas Commission on Human Rights Act, Tex. Rev. Civ. Stat. Art. 522lk, the Fair Labor Standards Act, 29 U.S.C. § 20l et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., and the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., any claims under any other state or federal statute or regulation, and any claims for wrongful discharge, breach of contract, tort or personal injury of any sort.  Further, by accepting the payments described herein, Employee agrees not to sue the Company or its partners, shareholders, directors, officers, employees, agents or other representatives.  Employee affirms and agrees that Employee’s employment relationship has ended and waives all rights in connection with such relationship and the termination thereof, except the right to vested benefits and the payments specifically described and reserved herein, and except those rights to benefits set forth in the Retiree Stock Grant Agreement between the Company and Employee dated September 30, 2013.

5.Employee’s Statutory Acknowledgments.

Employee expressly acknowledges that he:

i.has received and read this Agreement, which is written in a clear and understandable manner;

iiunderstands that he is not waiving or releasing the right to claims that may arise after the date on which this Agreement is signed;

iiiis, by this Agreement, receiving consideration over and above anything to which he was already undisputedly entitled;

ivhas had ample opportunity of not less than twenty-one (21) days in which to review this Agreement;

vis fully informed of the terms, conditions and effect of signing this Agreement;

vihas been advised, and had ample opportunity, to obtain the advice of competent legal and other counsel and/or advisors of his own choosing concerning the terms, conditions and effects of signing this Agreement;

viihas relied solely on his own judgment and on the advice of such counselors and advisors with whom he has considered it appropriate, desirable, or necessary to consult in making the decision to sign this Agreement;

viiihas made his decision voluntarily without any pressure, coercion, or promises from the Company or its employees either to accept or reject this Agreement;

ixunderstands that he has seven (7) days following his execution of this Agreement to revoke such acceptance; and

xunderstands that any revocation of his prior acceptance of this Agreement must be done in writing and be delivered to:

Basic Energy Services, Inc.

Attn:  Mr. James Tyner, Vice President, Human Resources

801 Cherry St, Suite 2100

Fort Worth, TX 76102

6.Cooperation.

Employee shall fully, completely and freely cooperate with the Company, and its attorneys and other agents, in preparing for and pursuing any actual or threatened legal action, in whatever forum, in which the Company or one of its subsidiaries is or may become a party without seeking or receiving compensation, except for reimbursement of reasonable travel expenses incurred at the Company’s request.

Employee shall take no action that is or may reasonably be construed as adverse to the interests of the Company or its subsidiaries in any such legal action.

7.Choice of Law and Interpretation.

THIS AGREEMENT WILL BE INTREPRETED, CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND JURISDICTION AND VENUE OF ANY ACTION HEREUNDER WILL BE IN THE COURTS OF TARRANT COUNTY, TEXAS.

8.Severability of Provisions.

Should any provision of this Agreement be declared or be determined by any court to be unenforceable or invalid as drafted, it may and shall be reformed or modified by a court of competent jurisdiction to the form of an enforceable and valid provision that achieves, to the greatest extent possible, the result intended by the parties in drafting and agreeing to the unenforceable and invalid provision.

Should a court of competent jurisdiction decline to so reform or modify such a provision or determine that no enforceable and valid provision can be created to achieve the intended result, the unenforceability and invalidity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and said unenforceable or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

9.Employee Option and Rights.

(a)Employee shall have twenty-one (21) days from the date that he receives this Agreement to decide whether to sign this Agreement and be bound by its terms.  If the Employee fails to sign this Agreement and return it to the Company within such twenty-one (21) day period, the Company shall have no obligation to make any of the payments to Employee described above, other than those described under Paragraph 1 (b) and (c) hereof.

(b)Employee shall have seven (7) days from the day the Employee signs and delivers this Agreement to the Company to revoke or rescind this Agreement per Paragraph 5(x) hereof.  This Agreement shall not become effective or enforceable until such seven (7) day revocation or recession period has expired.

(c)Employee acknowledges that he received this Agreement on September 30, 2013 and agrees that any changes in the terms of this Agreement, whether material or immaterial, after September 30, 2013 shall not affect or restart the above-referenced twenty-one (21) day consideration period.

10.Entire Agreement.

Except with respect to Employee’s continuing obligations to the Company (as set forth herein and in any other agreement between Employee and the Company), this Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understanding between the parties hereto pertaining to the subject matter hereof, and may only be modified by a subsequent written agreement.

[Signature Page Follows]

EXECUTED as of the 30th day of September, 2013.

EMPLOYEE

Signature: /s/ Kenneth V. Huseman

Name:     Kenneth V. Huseman

COMPANY

Signature: /s/ James Tyner

Name: James Tyner

Title: Vice President, Human Resources

Company: Basic Energy Services, Inc.

Address: 801 Cherry Street, Suite 2100

City, State, Zip:  Fort Worth, TX 76102